Exhibit 10.4

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT

(OFFICERS & INTERNAL EXECUTIVE OFFICERS – U.S. VERSION)

Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Name (Optionee):

You have been granted an option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

20% of the Shares subject to this Option shall vest twelve months after the Vesting Commencement Date, and 1/60th of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, such that 100% of the Shares subject to this Option shall vest five (5) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates. Anything in the foregoing to the contrary notwithstanding, in the event that the Optionee ceases to be a Service Provider as a result of the Optionee’s death, this Option shall automatically vest and become immediately exercisable with respect to the number of Shares that would have vested had the Optionee continued as a Service Provider for an additional twenty-four (24) month period following the Optionee’s death.

Termination Period:

The vested portion of this Option may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider (including the death or Disability of the Optionee). In no event shall any portion of this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

A.	Grant of Option.

The Administrator hereby grants to the person named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Option Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.	Exercise of Option.

1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

2. Method of Exercise. This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, in the form designated by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. cash; or

2. check; or

3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4. surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.	Tax Obligations.

1. Withholding Taxes. Regardless of any action the Company and/or the Optionee’s actual employer, if the Company is not the Optionee’s employer (collectively, the “Company”), takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company. The Optionee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company, or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company; or

(b) withholding from proceeds of the sale of Exercised Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or

(c) withholding in the Exercised Shares to be issued upon exercise of this Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed, for tax purposes, to have been issued the full number of Exercised Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Finally, the Optionee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Optionee’s participation in the Plan, which amount cannot be satisfied by the means previously described. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

2. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.

G.	NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER, IF THE COMPANY IS NOT THE OPTIONEE’S EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, IN COMPLIANCE WITH APPLICABLE LOCAL LAW.

H.	Nature of Option Grant.

In accepting this Option, the Optionee acknowledges the following:

1. the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

2. the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past;

3. all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Company;

4. the Optionee’s participation in the Plan shall not create a right to further employment with the Company or any Affiliate and shall not interfere with the ability of the Company or an Affiliate, as applicable, to terminate the Optionee’s Service Provider relationship at any time;

5. the Optionee’s participation in the Plan is voluntary;

6. this Option and the Optioned Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Optionee’s employment contract, if any;

7. this Option and the Optioned Stock are not intended to replace any pension rights or compensation;

8. this Option and the Optioned Stock are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

9. this Option and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

10. the future value of the underlying Shares is unknown and cannot be predicted with any certainty;

11. if the Optioned Stock does not increase in value, this Option will have no value;

12. if the Optionee exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

13. no claim or entitlement to compensation or damages shall arise from forfeiture of this Option if the Optionee ceases to be a Service Provider (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant, to which the Optionee is not otherwise entitled, the Optionee irrevocably agrees never to institute any claim against the Company and his or her actual employer, if the Company is not his or her employer, waives his or her ability, if any, to bring any such claim, and releases the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim; and

14. in the event that the Optionee ceases to be a Service Provider (whether or not in breach of local labor laws), the Optionee’s right, if any, to vest in this Option will terminate effective as of the date on which the Optionee is no longer an active Service Provider and will not be extended by any notice period mandated under Applicable Laws; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer an active Service Provider for purposes of this Option.

I.	No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

J.	Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option materials by and among, as applicable, the Company and any Affiliate for the exclusive purposes of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purposes of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located outside the United States, and that the recipients’ country may have different data privacy laws and protections than the United States. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

K.	Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

L.	Severability.

The provisions of this Option Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

M.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

N.	Entire Agreement; Governing Law; Venue.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

O.	Securities Law Compliance

Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon the exercise of this Option unless the Shares subject to the Option are then registered under the Securities Act of 1933, as amended (the “Securities Act’), or, if such Shares are not so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. By accepting this Option, you agree not to sell any of the Shares received under this Option at a time when Applicable Laws or Company policies prohibit a sale.

P.	Code Section 409A

The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Option Agreement or the Notice of Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A of the Code; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A of the Code, and makes no undertakings to preclude Section 409A of the Code from applying to the Option or to ensure that it complies with Section 409A of the Code.

BY THE OPTIONEE’S SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, THE OPTIONEE AND THE COMPANY AGREE THAT THIS OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT. THE OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND OPTION AGREEMENT. THE OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND OPTION AGREEMENT. THE OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

OPTIONEE:	TRIMBLE NAVIGATION LIMITED

Signature	By

Steven W. Berglund
Print Name	Print Name

President & CEO
Residence Address	Title